Exhibit 99.1

Leaf Group Ltd. Receives Notification Letter from the NYSE

SANTA MONICA, CA – April 16, 2020 – Leaf Group Ltd. (NYSE: LEAF), a diversified consumer internet company, today announced that, on April 10, 2020, it received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is no longer in compliance with the NYSE continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its stockholders’ equity was less than $50 million. As set forth in the Notice, as of April 9, 2020, the 30 trading-day average global market capitalization of the Company was approximately $46.8 million and the Company’s last reported stockholder’s equity as of December 31, 2019 was $47.8 million. The market capitalization of the Company was above $50 million prior to the precipitous stock market decline that was triggered by the COVID-19 pandemic.

The Notice also states that the Company needs to respond within 45 days, which is no later than May 25, 2020, with a business plan (the “Plan”) that demonstrates how the Company expects to return to compliance within a maximum period of 18 months from receipt of the Notice.

The Notice has no impact on listing or trading, as the Company’s common stock will continue to be listed and traded on the NYSE, but will have an added designation of “.BC” to indicate that the status of the common stock is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company is deemed in compliance.

The Notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission, and it does not conflict with or cause an event of default under any of the Company’s material debt or other agreements. The Company intends to timely acknowledge the Notice and is working diligently to prepare the Plan. The Company remains confident in its business prospects and believes that the deficiency will be cured and that it will return to compliance with the NYSE’s continued listing standards.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, digital-first brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements set forth in this press release include, among other things, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constituting forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties including, among others, the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; the review of strategic alternatives; the Company’s ability to generate long-term value for its stockholders; the Company’s ability to obtain capital when desired on favorable terms; regional, national or global political, economic, public health, business, competitive, market and regulatory conditions, including risks related to the effects of the COVID-19 pandemic and other factors set forth in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2019 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 16, 2020, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future.

Investor Contacts:

Jantoon Reigersman

Chief Financial Officer

(310) 917-6413

IR@leafgroup.com

Shawn Milne

Investor Relations

(415) 264-3419

shawn.milne@leafgroup.com

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